Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (First Amendment) is entered into the 24th day of March, 2014 (“Execution Date”) and effective this 1st Day of January, 2014 (“Effective Date”) by and between TWIN CITIES POWER HOLDINGS, L.L.C., a Minnesota Limited Liability Company, with its principal place of business at 16233 Kenyon Avenue, Suite 210, Lakeville, Minnesota 55044 (the “COMPANY”) and TIMOTHY S. KRIEGER an individual with his principal residence at 19555 Oak Grove Ave. Prior Lake Minnesota 55372 (the “EMPLOYEE”).

The PARTIES entered into an Employment Agreement on the 1st day of January, 2012.

The PARTIES wish to amend certain terms and conditions in the Employment Agreement pursuant to this First Amendment.

The PARTIES have herein agreed to this First Amendment to the Employment Agreement to amend the terms and conditions set forth therein.

NOW THEREFORE, in consideration of the mutual covenants, terms, and conditions herein contained, it is hereby agreed by and between the PARTIES:

1, Section 4 COMPENSATION is AMENDED:

(a) Salary. The COMPANY shall pay to the Executive a salary of Zero Dollars ($0.00) per annum (the “SALARY”); provided, however, that the Board Shall consider increasing the Executive’s Salary in the event the Executive is no longer the beneficial owner of 100% of the outstanding equity of the COMPANY.

(b) Bonus. The Executive shall be eligible to receive an annual cash bonus (the “Bonus”) at the conclusion of each year of service. The amount of the Bonus, if any, shall be determined based on a formula and performance measures agreed to between the Executive and the Board at the time of, and in connection with, the Company’s annual budget process, such formula to provide for some form of partial payout to be determined based on the achievement or partial achievement of the relevant performance metrics. Such Bonus shall be paid no later than sixty (60) days following the end of the year of service for which it is payable (or if paid pursuant to Section 7(g) of this Agreement in accordance with the provisions of such section).

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(c) Equity Incentive. The Executive shall receive an equity incentive in accordance with Section 11 below.

(d) Other Benefits. During the term of the Executive’s employment hereunder, in addition to the Salary and the Bonus, the Executive shall be entitled to participate in health, insurance, pension, and other benefits provided to other senior executives of the Company on terms no less favorable than those available to senior executives of the Company generally (collectively “Benefits”). The Executive shall also be entitled to three weeks of vacation per year and the same number of holidays, sick days and other benefits as are generally allowed to other senior executives of the Company in accordance with the Company policies in effect from time to time generally.

(e) Taxation of Payments and Benefits. The Company may make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that the Company reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

SECTION 5 Reimbursements for Expenses. The Executive is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder in accordance with Company policy, including expenses for travel, entertainment, lodging and similar items, in accordance with the Company’s expense reimbursement policy, as the same may be modified by the Board from time to time. The Company shall reimburse the Executive for all such expenses upon presentation by the Executive of itemized accounts of such expenditures in accordance with the policy of the Company, as in effect from time to time.

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SECTION 6 Employment at Will. Subject to the provisions and conditions of this Agreement (including, without limitation, Section 7), the Executive’s employment hereunder shall be effective as of the date hereof. Executive’s employment shall be employment “at will,” under which both Executive and the Company shall be entitled to terminate this Agreement and the employment relationship, with or without Cause or Good Reason (each as hereinafter defined), at any time, subject to the requirements of Section 7 hereof.

2. All other terms and conditions of the Employment Agreement dated the 1st day of January, 2012 remain unchanged except as hereinbefore amended by this FIRST AMENDMENT to EMPLOYMENT AGREEMENT.

[SIGNATURE PAGE FOLLOWING ON PAGE 4]

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The COMPANY and the EMPLOYEE have duly executed this First Amendment to the Employment Agreement as of the date and year set forth in the first paragraph to this First Amendment.

TWIN CITIES POWER HOLDINGS, L.L.C.

/s/ Timothy S. Krieger
By:	TIMOTHY S. KRIEGER
Its:	President/CEO

/s/ Keith W. Sperbeck
By:	KEITH W. SPERBECK
Its:	Secretary

EMPLOYEE

/s/ Timothy S. Krieger
By:	TIMOTHY S. KRIEGER

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